UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2006

                               Rand Logistics Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       000-50908                20-1195343
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(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

450 Park Avenue, 10th Floor, New York, New York                         10022
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 644-3450

                          Rand Acquisition Corporation
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On March 3, 2006, in connection with the closing of the acquisition described in Item 2.01, Lower Lakes Towing Ltd., Lower Lakes Transportation Company and Grand River Navigation Company, Inc. entered into a Credit Agreement with General Electric Capital Corporation, as Agent and a lender, and GE Canada Finance Holding Company, as a lender, and certain of each such party's affiliates. See Item 2.03 for a description of the material terms of the Credit Agreement. In this Form 8-K, we refer to Lower Lakes Towing Ltd. as Lower Lakes, Lower Lakes Transportation Company as Lower Lakes Transportation, and Grand River Navigation, Inc. as Grand River.

      On March 3, 2006, in connection with the closing of the acquisition described in Item 2.01, Lower Lakes entered into an employment agreement with each of Scott Bravener and James Siddall, and Rand Logistics Inc., which we refer to herein as Rand, adopted a management bonus program, the participants of which are Scott Bravener, James Siddall, Mark Rohn, Jeffrey Botham, Anthony Walker, Robert Pierson, Frank Bravener, Dave Scruton and John Carlson, each of whom are employed by Lower Lakes or its affiliates. The material terms of the employment agreements and management bonus program, as well as descriptions of any material relationships with any of the foregoing individuals, have been previously reported in Rand's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 3, 2006, which we refer to as Rand's Schedule 14A.

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.

      On March 3, 2006, Rand, through its wholly-owned subsidiary, LL Acquisition Corp., acquired all of the outstanding shares of capital stock of Lower Lakes from Royal Bank of Canada, through its operating division RBC Capital Partners, Canadian Imperial Bank of Commerce, Universal Insulations Holdings Limited, Norvest Mezzanine Fund Limited Partnership, Scott Bravener, Judy Kehoe, Mark Rohn, Victor Rosky and Tim Ryan, the shareholders of Lower Lakes, in accordance with the terms of the Stock Purchase Agreement, dated September 2, 2005, by and among Rand, LL Acquisition Corp. and the stockholders of Lower Lakes, as amended. Immediately following completion of the acquisition, and in conjunction therewith, LL Acquisition Corp. and Lower Lakes were amalgamated under Canadian law and the shares of capital stock of Grand River and Lower Lakes Transportation owned by Lower Lakes at the time of the amalgamation were transferred to Rand's wholly-owned subsidiary, Rand LL Holdings Corp. Upon completion of such transfer, the outstanding shares of Grand River not owned by Rand LL Holdings Corp. were redeemed in accordance with the terms of the Redemption Agreement, dated September 2, 2005, between Grand River and GR Holdings, Inc. Following completion of the foregoing transactions, as of March 3, 2006, each of Lower Lakes, Grand River and Lower Lakes Transportation became indirect, wholly-owned subsidiaries of Rand. In conjunction with the foregoing transactions, as of March 3, 2006, Rand, formerly known as Rand Acquisition Corporation, changed its name to Rand Logistics Inc.

      In accordance with the terms of the Stock Purchase Agreement and Redemption Agreement, respectively, Rand paid US$9,843,748 to the selling shareholders of Lower Lakes and US$750,000 to GR Holdings, Inc., and arranged for the repayment of the acquisition closing date indebtedness of such entities of Cdn$43,732,749 and US$5,156,945, respectively, through capital contributions to Lower Lakes and the securing of the new senior loan facility discussed in
Item 2.03. The amount paid to the Lower Lakes selling shareholders reflects certain adjustments made on the acquisition closing date in accordance with the Stock Purchase Agreement and such amount is subject to further adjustment after the acquisition closing based on Rand's determination of the net working capital of Lower Lakes and its affiliates as of January 15, 2006. Rand funded the acquisition closing date payments with the approximately US$24,646,000 of proceeds of its initial public offering held in trust, US$15,000,000 of proceeds of the acquisition closing date issuance of Rand's newly created series A convertible preferred stock, and proceeds of the new senior loan facility entered into on the acquisition closing date by Lower Lakes, Grand River and Lower Lakes Transportation.

      The following is a description of Rand's business after giving effect to the transactions described in this Item 2.01.

      Overview

      Rand was formed on June 2, 2004 as a blank check company to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. On November 2, 2004, we closed our initial public offering of 4,000,000 units with each unit consisting of one share of our common stock and two warrants, each to purchase one share of our common stock at an exercise price of $5.00 per share. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $24,000,000. On November 3, 2004, we sold an additional 600,000 units pursuant to the underwriters' over-allotment option raising additional gross proceeds of $3,600,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the offering were approximately $24,626,000.

      In connection with our initial public offering, we issued to the representative of the underwriters, for $100, an option to purchase up to a total of 300,000 units, with each unit consisting of one share of common stock and two warrants. The units issuable upon exercise of the option are identical to those issued in our initial public offering except that the warrants included in the units underlying the option have an exercise price of $6.25 per share. The option will be exercisable by the holder at $9.90 per unit commencing upon our consummation of a business combination and will expire on October 26, 2009. We accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of our initial public offering resulting in a charge directly to stockholders' equity. We estimate that the fair value of this option is approximately $558,000 ($1.86 per Unit) using a Black-Scholes option-pricing model. The fair value of the option has been estimated as of the date of grant using the following assumptions: (1) expected volatility of 47.79%, (2) risk-free interest rate of 3.34% and (3) expected life of 5 years. The option may be exercised by the holder for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash.

      On March 3, 2006, we acquired all of the outstanding shares of capital stock of Lower Lakes, a Canadian corporation which, with its subsidiary Lower Lakes Transportation, provides bulk freight shipping services throughout the Great Lakes region. As part of the acquisition of Lower Lakes, we also acquired Lower Lakes' affiliate, Grand River. Prior to the acquisition, we did not conduct, or have any investment in, any operating business. In this discussion of Rand's business, unless the context otherwise requires, references to Rand include Rand and its direct and indirect subsidiaries, and references to Lower Lakes' business or the business of Lower Lakes mean the combined businesses of Lower Lakes, Lower Lakes Transportation and Grand River. Additional information on Lower Lakes, Lower Lakes Transportation and Grand River, and the business of Lower Lakes, has been previously reported in Rand's Schedule 14A.

      Rand's shipping business is operated in Canada by Lower Lakes and in the United States by Lower Lakes Transportation. Lower Lakes was organized in March 1994 under the laws of Canada to provide marine transportation services to dry bulk goods suppliers and purchasers operating in ports in the Great Lakes that were restricted in their ability to receive larger vessels. Lower Lakes has grown from its origin as a small tug and barge operator to a full service shipping company with a fleet of eight cargo-carrying vessels. From its exclusively Canadian beginnings, Lower Lakes has also grown to offer domestic services to both Canadian and U.S. customers as well as cross-border routes. Lower Lakes services the construction, electric utility and integrated steel industries through the transportation of limestone, coal, iron ore, salt, grain and other dry bulk commodities.

      We believe that Lower Lakes is the only company providing significant domestic port-to-port services to both Canada and the United States in the Great Lakes region. Lower Lakes maintains this operating flexibility by operating both U.S. and Canadian flagged vessels in compliance with the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, in the U.S. and the Coasting Trade Act (Canada) in Canada.

      Lower Lakes' fleet consists of four self-unloading bulk carriers in Canada and three self-unloading bulk carriers as well as a tug and a self-unloading barge in the U.S. Lower Lakes owns three of the four Canadian vessels and its wholly-owned subsidiary, Port Dover Steamship Company Inc., owns the fourth and charters it to Lower Lakes. Lower Lakes Transportation time charters the five vessels in the U.S. from Grand River, which owns three of the U.S. flagged vessels and charters the fourth and the barge from a third party under long term charter arrangements.

      Lower Lakes is a leader in the provision of River Class bulk freight shipping services throughout the Great Lakes, operating more than one-third of all River Class vessels servicing the Great Lakes and the majority of boom-forward equipped vessels in this category. Boom forward self-unloading vessels - those with their booms located in front of the cargo holds - offer greater accessibility for delivery of cargo to locations where only forward access is possible. Seven of the vessels used in Lower Lakes' operations are boom forward self-unloaders and one vessel is a boom aft self-unloader. River Class vessels - which represent the smaller end of Great Lakes vessels with maximum dimensions of approximately 650 feet in length and 72 feet in beam and carrying capacities of 15,000 to 20,000 tons - are ideal for customers seeking to move significant quantities of dry bulk product to ports which restrict non-River Class vessels due to size and capacity constraints. Of the 37 Canadian self-unloading vessels currently in operation, seven are River Class, each of which is boom forward. Lower Lakes operates three of these vessels. The U.S. Great Lakes fleet includes 12 River Class vessels, four boom forward, eight boom aft. Lower Lakes Transportation operates four of the boom forward vessels, one of which is the barge.

Customers

      Lower Lakes services approximately 50 customers in a diverse array of end markets by shipping dry bulk commodities such as construction aggregates, coal, grain, iron ore and salt. Lower Lakes' top ten customers accounted for approximately 71% of its revenue in fiscal 2005. Lower Lakes is the sole-source shipping provider to several of its customers. Many of Lower Lakes' customers are under long-term contracts with Lower Lakes, which typically average three to five years in duration and provide for minimum and maximum tonnage, annual price escalation features, and fuel surcharges.

Competition

      Lower Lakes faces competition from other marine and land-based transporters of dry bulk commodities in and around the Great Lakes area. In the River Class market segment, Lower Lakes generally faces two primary competitors:
Seaway Marine Transport and United Shipping Alliance. Seaway Marine Transport is a Canadian traffic and marketing partnership, which owns 22 self-unloading vessels, 4 of which are River Class boom forward vessels. United Shipping Alliance operates in the U.S. and maintains a fleet of 22 vessels, 7 of which are River Class. We believe that industry participants compete on the basis of customer relationships, price, and service, and that the ability to meet a customer's schedule and offer shipping flexibility is a key competitive factor. Moreover, we believes that customers are generally willing to continue to use the same carrier assuming such carrier provides satisfactory service with competitive pricing.

Employees

      As of December 31, 2005, Lower Lakes had approximately 230 full-time employees, 18 of whom were management and 212 were operational. Approximately 42% of Lower Lakes' employees (all U.S. based Grand River Navigation crew) are unionized with the International Organization of Masters, Mates and Pilots, AFL-CIO. Lower Lakes has never experienced a work stoppage as a result of labor issues, and we believe that our employee relations are good. Laurence S. Levy, our chairman of the board and chief executive officer, is Rand's only executive officer, and Rand does not at present have any other employees.

Description of Property

      Rand maintains its executive offices at 450 Park Avenue, 10th Floor, New York, New York 10022 pursuant to an agreement with ProChannel Management LLC, an affiliate of Laurence S. Levy, our chairman of the board and chief executive officer. We pay ProChannel Management a monthly fee of $7,500 which is for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by ProChannel Management is at least as favorable as we could have obtained from an unaffiliated person. ProChannel is not obligated to continue to provide such office space and services to us, and there can be no assurance as to whether, or for how long, ProChannel will continue to make such office space available.

      Lower Lakes' currently leases the following properties:

            o Lower Lakes Towing has leased approximately 4,500 square feet of warehouse space in 207 Greenock Street, Port Dover, Ontario under a lease that expires October 2007.

            o Lower Lakes Towing has leased approximately 1,000 square feet of office space in 625 Main Street, Port Dover, Ontario under a lease that is month to month.

            o Lower Lakes Transportation has leased approximately 100 square feet of office space at 1207 Delaware Avenue, Suite 217, Buffalo, New under a lease that expires March 31, 2007.

            o Grand River Navigation has leased approximately 440 square feet of office space at 197 West Erie Street, Rogers City, Michigan under a lease that expires on November 30, 2005.

            o Grand River Navigation has leased approximately 1,000 square feet of space at 515 Moore Road, Suite 2, Avon Lake, Ohio under a lease that expires July 31, 2008.

      We consider our current office space adequate for our current operations.

Legal Proceedings

      Rand is not involved in any legal proceedings which may have a significant effect on its business, financial position, results of operations or liquidity, nor are we aware of any proceedings that are pending or threatened which may have a significant effect on our business, financial position, results of operations or liquidity. From time to time, Lower Lakes may be subject to legal proceedings and claims in the ordinary course of business, involving principally commercial charter party disputes. It is expected that these claims would be covered by insurance if they involve liabilities such as arise from collision, other marine casualty, damage to cargoes, oil pollution, death or personal injuries to crew, subject to customary deductibles. Those claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

Market for Common Equity and Related Stockholder Matters

Market Information

      Our units, common stock and warrants are traded on the Over-the-Counter Bulletin Board under the symbols RAQCU, RAQC and RAQCW, respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on October 28, 2004 and since the common stock and warrants commenced public trading on November 10, 2004. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

                         Common Stock          Warrants              Units
                        ---------------     ---------------     ---------------
Quarter Ended            High      Low       High      Low       High      Low
-------------           -----     -----     -----     -----     -----     -----
December 31, 2004       $5.50     $4.50     $0.85     $0.60     $6.70     $5.95
March 31, 2005          $5.70     $5.07     $1.03     $0.69     $7.36     $6.50
June 30, 2005           $5.43     $5.10     $0.85     $0.68     $6.90     $6.32
September 30, 2005      $5.70     $5.55     $1.10     $1.05     $7.65     $7.65
December 31, 2005       $5.90     $5.39     $1.22     $0.85     $7.90     $7.05

Holders

      As of March 8, 2006, there was one holder of record of our units, five holders of record of our common stock and one holder of record of our warrants.

Dividends

      We have not paid any dividends on our common stock to date and do not intend to pay dividends on our common stock in the near future. The payment of dividends in the future will be contingent upon our revenues, earnings, capital requirements and general financial condition. The payment of dividends is within the discretion of our board of directors. Other than dividends which our board of directors determine to pay on our preferred stock, it is the present intention of our board of directors to retain all earnings for future investment and use in our business operations. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future on our common stock. In addition, no dividends may be declared or paid on our common stock unless all accrued dividends on our preferred stock have been paid.

Plan of Operation.

      The following presentation of the plan of operation of Rand has been prepared by internal management and should be read in conjunction with the financial statements and notes thereto included in, or referred to, in this report. Some of the statements below discuss "forward-looking" information. Those statements include statements regarding the intent, belief or current expectations of Rand and its management team. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. These risks and uncertainties include but are not limited to, those risks and uncertainties discussed in Exhibit 99.1 to this Form 8-K which is incorporated herein by reference. In light of the significant risks and uncertainties inherent in the forward-looking statements included in this report, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

      Rand was formed on June 2, 2004 to serve as a vehicle to effect an acquisition, merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Rand consummated its initial public offering on November 2, 2004.

      On March 3, 2006, Rand, through its wholly-owned subsidiary, LL Acquisition Corp., acquired all of the outstanding shares of capital stock of Lower Lakes Towing in accordance with the terms of the Stock Purchase Agreement, dated September 2, 2005, by and among Rand, LL Acquisition Corp. and the stockholders of Lower Lakes, as amended. Immediately following completion of the acquisition, and in conjunction therewith, LL Acquisition Corp. and Lower Lakes were amalgamated under Canadian law and the shares of capital stock of Grand River and Lower Lakes Transportation owned by Lower Lakes at the time of the amalgamation were transferred to Rand's wholly-owned subsidiary, Rand LL Holdings Corp. Upon completion of such transfer, the outstanding shares of Grand River not owned by Rand LL Holdings Corp. were redeemed in accordance with the terms of the Redemption Agreement, dated September 2, 2006, between Grand River and GR Holdings, Inc. Following completion of the foregoing transactions, as of March 3, 2006, each of Lower Lakes, Grand River and Lower Lakes Transportation became indirect, wholly-owned subsidiaries of Rand. In conjunction with the foregoing transactions, as of March 3, 2006, Rand changed its name to Rand Logistics Inc.

      In accordance with the terms of the Stock Purchase Agreement and Redemption Agreement, respectively, Rand paid US$9,843,748 to the selling shareholders of Lower Lakes and US$750,000 to GR Holdings, Inc., and arranged for the repayment of the acquisition closing date indebtedness of such entities of Cdn$43,732,749 and US$5,156,945, respectively. The amount paid to the Lower Lakes selling shareholders reflects certain adjustments made on the acquisition closing date in accordance with the Stock Purchase Agreement and such amount is subject to further adjustment after the acquisition closing based Rand's determination of the net working capital of Lower Lakes and its affiliates as of January 15, 2006. Rand funded the acquisition closing date payments with the approximately US$24,646,000 of proceeds of its initial public offering held in trust, US$15,000,000 of proceeds of the acquisition closing date issuance of Rand's newly created series A convertible preferred stock, and proceeds of the new senior loan facility entered into on the acquisition closing date by Lower Lakes, Grand River and Lowe Lakes Transportation.

      The shares of series A convertible preferred stock were issued pursuant to the terms of the Preferred Stock Purchase Agreement, dated September 2, 2006, by and among Rand and Knott Partners LP and certain of its affiliates, and Bay Resource Partners L.P. and certain of its affiliates. In accordance with the terms of the Preferred Stock Purchase Agreement, Rand issued 300,000 shares on the acquisition closing date for an aggregate purchase price of $15,000,000. The shares of series A convertible preferred stock were not registered under the Securities Act of 1933, but the series A preferred stockholders have the right to require the filing of a registration statement with respect to shares of Rand common stock issuable upon conversion of the shares of series A convertible preferred stock. The series A preferred stockholders are prohibited from selling any shares of such common stock under a registration statement prior to the six month anniversary of the acquisition closing date or more than one half of all such shares of common stock held by them as a group prior to the twelve month anniversary of the acquisition closing date. The shares of series A convertible preferred stock: rank senior to Rand's common stock with respect to liquidation and dividends; are entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (subject to increases of 0.5% for each six month period in respect of which the dividend is not timely paid, up to a maximum of 12%, subject to reversion to 7.75% upon payment of all accrued and unpaid dividends); are convertible into shares of Rand common stock at any time at the option of the series A preferred stockholder based on a conversion price of $6.20 per share (subject to adjustment); are convertible into shares of Rand common stock (based on a conversion price of $6.20 per share, subject to adjustment) at the option of Rand if, after the third anniversary of the acquisition, the trading price of Rand's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment); may be redeemed by Rand in connection with certain change of control or acquisition transactions; will vote on an as-converted basis with Rand's common stock; and have a separate vote over certain material transactions or changes involving Rand.

      Rand's Certificate of Incorporation was amended and restated on the acquisition closing date to, among other things, increase the number of shares of common stock that Rand is authorized to issue from 20,000,000 shares to 50,000,000 shares, and to adopt certain amendments designed to ensure Rand's compliance with the citizenship requirements of U.S. maritime laws, including the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, after completion of the acquisition. The maritime law- related amendments limit the aggregate percentage ownership of Rand's capital stock, including common stock, by non-U.S. citizens to 23% of the outstanding shares of Rand's capital stock and no more than 23% of the voting power of Rand. In addition, these amendments give Rand's Board of Directors the authority to make such determinations as may reasonably be necessary to ascertain such ownership and to implement such limitations, including limiting transfers of shares and redeeming shares held by anyone whose ownership of such shares would cause Rand to be in violation of U.S. maritime laws.

      Rand intends to continue to pursue acquisition opportunities in an effort to diversify its investments. Rand's strategy and business model as it relates to Lower Lakes includes the following:

      - Selected acquisitions. Since October 1999, Lower Lakes has added seven cargo-carrying vessels to its fleet, making Lower Lakes one of the most acquisitive shipping companies in the Great Lakes region. Rand's management believes that the acquisition of additional vessels would provide it with a larger share of the available River Class capacity, provide additional operating flexibility and extend the longevity of its fleet. Rand is actively pursuing acquisition opportunities but is not committed to any acquisitions at the present time;

      - New customer relationships and long-term contracts. Rand believes that opportunities exists to enter into additional long-term contracts with new customers. Rand believes that Lower Lakes has historically built strong relationships with its customers, who Rand believes view Lower Lakes as a strategic supplier offering lower costs and greater flexibility than the larger shipping companies; and

      - Expand existing customer relationships. In addition to gaining new customers, Rand believes opportunities exist for Rand to increase its business with existing customers.

      Lower Lakes' vessels require general maintenance and capital upgrades each year to ensure the fleet operates efficiently during the shipping season and to minimize downtime during the operating season. This work is completed during January, February, and March each year when the vessels are not active. The age of the vessels, combined with the prohibitive replacement cost of a vessel, increases the importance of having an appropriate maintenance program. Historically, the cost of winter work averages approximately $500,000 per vessel. Between 40% and 60% of the winter work projects have been expensed as maintenance expenditures, with the balance of winter work expenditures capitalized. Capitalized winter work expenditures include items such as steel replacement and engine overhauls.

      Every vessel on the Great Lakes must be dry docked, inspected, and certified every four years in Canada and five years in the U.S., although one-year extensions are frequently granted. This certification in the U.S. is known as the five-year survey. Dry docking certification entails the visual inspection and measurement of all parts of the vessel that are located underwater. Certification also requires the inspection of the internal structure of the vessel, all fuel tanks, the main deck, cargo holds, and several other parts of the vessel. Any required repairs are made at this time. In addition, it is normal to paint the underwater portion of the vessel's hull and make repairs as required to any bow or stern thrusters during the certification process. Dry docking expenses are capitalized when incurred and amortized over the benefit period, which is either four to five years for Canadian vessels or five to six years for U.S. vessels. Historically, the cost of the certification process for each vessel has averaged approximately $625,000. Such costs could be dramatically higher in the future depending on the nature of repairs required.

      Rand believes that its current cash on hand together with cash flows from operations of Lower Lakes will be sufficient to satisfy its cash requirements for the foreseeable future; provided, however, that there can be no assurance that Rand will have sufficient cash to pay current dividends on the series A preferred stock, in which case such dividends would accrue in accordance with the terms of the series A preferred stock.

      Neither Rand nor Lower Lakes has any specific current plans to increase or decrease the number of its employees or to purchase or sell any significant equipment. However, implementation of Rand's acquisition strategy could result in a future increase in the number of its employees or future acquisitions of equipment.

      Off-Balance Sheet Arrangements. As of December 31, 2005, we did not have any off-balance-sheet arrangements, as defined in Item 303(c)(2) of SEC Regulation S-B.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Directors, Executive Officers, Promoters and Control Persons.

Directors and Executive Officers

      Our current directors and executive officers are as follows:

Name                           Age                   Position
-----------------------------------------------------------------------------------------
Laurence S. Levy               49                    Chairman of the Board and Chief
                                                     Executive Officer, Rand; Director
                                                     and Vice President, Lower Lakes,
                                                     Lower Lakes Transportation and Grand
                                                     River

Scott Bravener                 41                    President, Lower Lakes and Lower
                                                     Lakes Transportation; Director, Rand
                                                     and Lower Lakes

James Siddall                  41                    Vice President - Marine Operations,
                                                     Lower Lakes and Lower Lakes
                                                     Transportation

Jeffrey Botham                 39                    Chief Financial Officer, Lower Lakes
                                                     and Lower Lakes Transportation

Mark Rohn                      48                    President, Grand River

Isaac Kier                     52                    Director, Rand

Sandeep D. Alva                44                    Director, Rand

      Laurence S. Levy has been Chairman of our Board of Directors and our Chief Executive Officer since our inception. Mr. Levy founded the predecessor to Hyde Park Holdings, LLC in July 1986 and has since served as its Chairman. Hyde Park Holdings, LLC is an investor in middle market businesses. Mr. Levy serves as an officer or director of many companies in which Hyde Park Holdings, LLC or its affiliates invests. Presently, these companies include: Ozburn-Hessey Logistics LLC, a national logistics services company, of which Mr. Levy is a director; Derby Industries LLC, a sub-assembly business to the appliance, food and transportation industries, of which Mr. Levy is Chairman; PFI Resource Management LP, an investor in the Private Funding Initiative program in the United Kingdom, of which Mr. Levy is general partner; Parking Company of America Airports LLC, an owner and operator of airport parking garages, of which Mr. Levy is a director; Regency Affiliates, Inc., a diversified publicly listed company, of which Mr. Levy is Chairman, Chief Executive Officer and President; Warehouse Associates L.P., a provider of warehouse and logistics services, of which Mr. Levy is Chairman. In addition, from March 1997 to January 2001, Mr. Levy served as Chairman of Detroit and Canada Tunnel Corporation, a company which operates the toll tunnel between Detroit, Michigan and Windsor, Ontario, and from August 1993 until May 1999, Mr. Levy served as Chief Executive Officer of High Voltage Engineering Corporation, a diversified industrial and manufacturing company. Mr. Levy received a Bachelor of Commerce degree and a Bachelor of Accountancy degree from the University of Witwatersrand in Johannesburg, South Africa. He is qualified as a Chartered Accountant (South Africa). Mr. Levy received a Master of Business Administration degree from Harvard University and graduated as a Baker Scholar.

      Captain Scott Bravener has served as Lower Lakes' President and Chief Executive Officer since its inception in 1994, and until 2001 also served as the captain of the Cuyahoga, a vessel owned by Lower Lakes. Captain Bravener has worked in the Great Lakes shipping industry since 1982, serving in various capacities for Canada Steamship Lines Inc. and P & H Shipping prior to the formation of Lower Lakes. Captain Bravener is a director of the Canadian Shipowners Mutual Assurance Association, is a certified Ships Master and is a member of the American Bureau of Shipping. Captain Bravener is a graduate of Marine Navigation Technology, Georgian College, Owen Sound, Ontario.

      Captain James Siddall joined Lower Lakes in 1994 and currently serves as its Vice President of Marine Operations. Until 2001, Captain Siddall also served as the relief captain of the Cuyahoga, a vessel owned by Lower Lakes. Captain Siddall has worked in the Great Lakes Shipping industry since 1981, serving in various capacities with Algoma Central Marine prior to the formation of Lower Lakes. Captain Siddall sits on the Georgian College Marine Advisory Council. He is a certified Ships Master as well as a graduate of Marine Navigation Technology, Georgian College, Owen Sound, Ontario.

      Jeffrey Botham has served as the Chief Financial Officer of Lower Lakes since 2003. Between 2002 and 2003, Mr. Botham served as Chief Financial Officer of GolfNorth Properties, Inc., a privately held golf course consolidator. From 2000 to 2002, Mr. Botham served as Chief Financial Officer of EDJ Packaging, Inc., an international equipment broker, based in Southwestern Ontario. During 2000, Mr. Botham served as Vice President of Finance and Chief Financial Officer for Hip Interactive Corp., a publicly listed group of companies in the video game distribution business. From 1995 to 2000, Mr. Botham served in roles of increasing responsibilities including Vice President, Finance, Chief Financial Officer and Secretary for Brick Brewing Co. Limited, a publicly listed regional brewery. From 1989 to 1995, Mr. Botham served as Manager of Accounting and Controller for privately held Algonquin Brewing Company. Mr. Botham earned his B.A. at the University of Waterloo and is a Certified Management Accountant (Canada).

      Mark Rohn has served as President of Grand River since 2001. Mr. Rohn has worked in the Great Lakes shipping industry since 1978, serving in various capacities with Oglebay Norton, Hanna Mining, Great Lakes Towing and N.M. Paterson and Sons. Mr. Rohn earned a bachelor's degree in Business Management from Cleveland State University.

      Isaac Kier has been a member of our Board of Directors since our inception. Since February 2000, Mr. Kier has served as a general partner of Coqui Capital Partners L.P., a venture capital firm which invests primarily in early stage companies. Since October 1997, he has been a principal and managing partner of First Americas Partners, LLC, an investment partnership focusing on investments in North and South America. Since February 2004, he has also been the secretary and treasurer and a member of the board of directors of Tremisis Energy Acquisition Corporation, an OTC Bulletin Board-listed company formed for the purpose of acquiring an operating business in either the energy or environmental industry and their related infrastructures. Since June 2005, Mr. Kier has also been a director of Paramount Acquisition Corporation, a company formed for the purpose of acquiring an operating business in either the biotechnology or specialty pharmaceuticals industry. Since April 2005, Mr. Kier has also been Chief Executive Officer and director of MPLC, Inc., a publicly-traded company which currently does not have any business operations but is pursuing business combination opportunities. Since October 2004, Mr. Kier has served as a member of the board of directors of Hana Biosciences Inc., an OTC Bulletin Board-listed biopharmaceutical company that aims to acquire, develop and commercialize innovative products for the treatment of important unmet medical needs in cancer and immunological diseases. From 1987 to 1997, he served as the managing partner of the Alabama 8 market, a non-wireline cellular licensee. From 1982 until its sale in 1995, Mr. Kier served as chairman of the board and chief executive officer of Lida, Inc., a Nasdaq-listed company engaged in textile production and printing. Mr. Kier received a B.A. in Economics from Cornell University and a J.D. from George Washington University Law School.

      Sandeep D. Alva has been a member of our Board of Directors since our inception. In July 2000, Mr. Alva founded Falcon Investment Advisors, LLC, a private equity investment firm providing subordinated debt and equity capital to middle market companies, and has been its managing director since its formation. From March 1991 to July 2000, Mr. Alva served as senior managing director and Mezzanine and Private Equity Team Leader of the John Hancock Bond & Corporate Finance Group, an affiliate of John Hancock Financial Services, Inc. Prior to that, he was a principal at Joseph, Littlejohn & Levy, a private equity investment firm, from December 1989 to March 1991. Mr. Alva received a Bachelor of Commerce degree from Bombay University, India, and an M.B.A. from Cornell University.

      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Sandeep
D. Alva, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Isaac Kier, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Laurence S. Levy and Scott Bravener, will expire at the third annual meeting.

Special Advisor

      Edward Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2005, and was co-head of CIBC World Markets Corp.'s Leveraged Finance Group from June 2001 until December 2004. From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm. Since June 1998, Mr. Levy has been a member of the board of managers of Norcross Safety Products LLC, a reporting company under the Securities Exchange Act of 1934 engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry. From July 1999 until March 2005, he has was also a director of Booth Creek Ski Holdings, Inc., a reporting company under the Securities Exchange Act of 1934 that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy is a member of the board of directors of a number of privately-held companies. Mr. Levy received a B.A. from Connecticut College. Mr. Levy is not related to Laurence S. Levy, our Chairman and Chief Executive Officer.

Executive Compensation

      During the fiscal year ended December 31, 2005, other than $7,500 per-month paid by Rand to ProChannel Management, an affiliate of Laurence S. Levy, for providing Rand with office space and certain office and secretarial services, no compensation of any kind, including finders and consulting fees, was paid to any of our executive officers or directors, or any of their respective affiliates, for services rendered to Rand or any of its subsidiaries. However, our executive officers and directors were entitled during such period to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

      Since our formation, we have not granted any stock options or stock appreciation rights or any awards under long-term incentive plans.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the beneficial ownership of Rand's common stock as of March 8, 2006 by:

            o each person known by Rand to be the beneficial owner of more than 5% of Rand's outstanding shares of common stock;

            o     each of Rand's officers and directors; and

            o     all of Rand's officers and directors as a group.

      Unless otherwise indicated, Rand believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

      All of the shares of our outstanding common stock owned by our founders prior to our initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described below.

                                                                                Amount and
                                                                                 Nature of
                                                                                Beneficial              Percent of
Name and Address of Beneficial Owner (1)                                         Ownership                Class
----------------------------------------                                       ------------             ----------
Laurence S. Levy                                                               1,594,286 (2)               24.9%

Rand Management LLC                                                              794,286 (2)               14.2%

Isaac Kier (3)                                                                   957,000 (4)               15.4%

David M. Knott (5)                                                             2,354,233 (6)               32.7%

Dorset Management Corporation (5)                                              1,961,677 (7)               28.8%

Hummingbird Management, LLC (8)                                                  509,100 (9)                9.1%

MHR Capital Partners (500) LP (10)                                             1,640,652 (11)              24.3%
MHR Advisors LLC
Mark H. Rachesky, M.D.

Sapling, LLC (12)                                                                335,000 (13)               6.0%

Amarath Global Equities Master Fund Limited (14)                                 300,000 (15)               5.4%
Amarath Advisors L.L.C.
Nicholas M. Maounis

Sandeep D. Alva (16)                                                             200,000 (17)               3.5%

Bay Resources Partners L.P. (18)                                               1,209,677 (19)              17.7%
Bay II Resources Partners L.P.
Bay Resources Partners Offshore Fund Ltd.
Thomas E. Claugus

Scott Bravener (20)                                                                   --                     --%

All directors and executive officers as a group (3 individuals)                2,751,286 (21)              38.7%

(1) Unless otherwise indicated, the business address of each of the following is 450 Park Avenue, 10th Floor, New York, New York 10022.

(2) Represents 794,286 shares of common stock held by Rand Management LLC of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Mr. Levy's three minor children. Mr. Levy is the trustee for the trust. Includes 800,000 shares of common stock issuable upon exercise of warrants held by Mr. Levy.

(3) The business address of Mr. Kier is Coqui Capital Partners, L.P., 1775 Broadway, Suite 604, New York, New York 10019.

(4) In addition to shares held directly, includes 17,000 shares of common stock held by Mr. Kier's wife and 100,000 shares of common stock held through a family limited partnership. Also includes 607,000 shares of common stock issuable upon exercise of warrants.

(5) The business address of Mr. Knott and Dorset Management Corporation is 485 Underhill Boulevard, Suite 205, Syosett, New York 11791.

(6) This information is based on (i) a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005 reporting 752,000 shares beneficially owned (which shares are held by Dorset Management Company), (ii) a Form 4/A filed on March 23, 2004 reporting 392,556 warrants owned, which warrants became exercisable on March 3, 2005, and
      (iii) 1,209,677 shares underlying the shares of Rand's series A convertible preferred stock issued to entities affiliated with Mr. Knott (and Dorset Management Corporation).

(7) This information is based on (i) the Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2005 and (ii) 1,209,677 shares underlying the shares of Rand's series A convertible preferred stock issued to entities affiliated with Dorset Management Corporation (and David Knott).

(8) The business address of Hummingbird Management, LLC is 460 Park Avenue, 12th Floor, New York, New York 10022.

(9) The foregoing information was derived from a Schedule 13D/A filed with the Securities and Exchange Commission on November 3, 2005. Does not include 9,080 shares of common stock issuable upon exercise of warrants which may be held by these entities.

(10) The business address of these entities and this individual is 40 West 57th Street, 24th Floor, New York, New York 10019.

(11) Comprised of 482,400 shares of Common Stock and 1,640,652 shares of common stock underlying warrants held in the aggregate by such entities and individual. This information was provided by the reporting person's representative.

(12) The business address of Sapling, LLC is 535 Fifth Avenue, 31st Floor, New York, New York 10017.

(13) This information was derived from a Schedule 13G filed with the Securities and Exchange Commission on March 31, 2005.

(14) The business address of these entities and individuals is c/o Amarath Advisors L.L.C., One American Lane, Greenwich, Connecticut 06831.

(15) This information was derived from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006.

(16) The business address of Mr. Alva is Falcon Investment Advisors, LLC, 60 Kendrick Street, Needham, Massachusetts 02494.

(17) Includes 100,000 shares of Common Stock and 100,000 shares underlying warrants, which warrants became exercisable on March 3, 2006. This information is derived from a Form 3 and a Form 4 filed on October 28, 2004 and August 20, 2005, respectively.

(18) The business address of these entities and this individual is 2100 RiverEdge Pkwy, Suite 840, Atlanta GA 30328. This information is based on the number of shares of Rand's series A convertible preferred stock issued to such entities. Information as to the beneficial ownership of these shares is not available at the time of this report.

(19) Comprised of 1,209,677 shares underlying Rand's series A convertible preferred stock. This information is based on the number of shares of Rand's series A convertible preferred stock issued to such entities. Information as to the beneficial ownership of these shares is not available at the time of this report.

(20) The business address for Mr. Bravener is 625 Main Street Port Dover, Ontario Canada NOA 1NO.

(21) Include 1,507,000 shares of common stock issuable upon exercise of warrants which warrants became exercisable on March 3, 2006.

      Laurence S. Levy, Rand Management LLC, Isaac Kier and Falcon Partners Holdings, LLC may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

Certain Relationships and Related Transactions

      In June 2004, we issued 875,000 shares of our common stock to the following individuals for $25,000 in cash, at an average purchase price of approximately $0.029 per share as set forth below:

Name                                    Number of Shares          Relationship to Us
Laurence S. Levy                            395,000               Chairman of the Board and Chief Executive
                                                                  Officer
Natalie Lynn Levy                           100,000               Stockholder
Irrevocable Trust
Michael Benjamin Levy                       100,000               Stockholder
Irrevocable Trust
Jessica Rose Levy                           100,000               Stockholder
Irrevocable Trust
Isaac Kier                                   87,500               Director
Falcon Partners Holdings, LLC                87,500               Director
Jane Levy                                     5,000               Stockholder

      Each of Laurence S. Levy, the Natalie Lynn Levy Irrevocable Trust, Michael Benjamin Levy Irrevocable Trust and Jessica Rose Levy Irrevocable Trust subsequently transferred their shares to Rand Management LLC, an entity of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Laurence Levy's three minor children. In October 2004, Rand's Board of Directors authorized a stock dividend of 0.1428571 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.025 per share.

      Pursuant to an escrow agreement between Rand, Rand's initial stockholders and Continental Stock Transfer & Trust Company, all of the shares owned by Rand's initial stockholders were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of:

            o     October 27, 2007;

            o     Rand's liquidation; or

            o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of Rand's stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to Rand's consummating a business combination with a target business.

      During the escrow period, these shares cannot be sold, but the initial stockholders will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If Rand was unable to effect a business combination and required to liquidate, none of Rand's initial stockholders would have received any portion of the liquidation proceeds with respect to common stock owned by them prior to Rand's initial public offering.

      Rand also entered into a registration rights agreement with the initial stockholders pursuant to which the holders of the majority of the initial stockholders' shares will be entitled to make up to two demands that Rand register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Rand will bear the expenses incurred in connection with the filing of any such registration statements.

      Each of Rand's initial stockholders also entered into a letter agreement with Rand and EarlyBirdCapital pursuant to which, among other things:

            o each agreed to vote all of his Shares owned in accordance with the majority of the shares issued in Rand's initial public offering if Rand solicits approval of its stockholders for a business combination;

            o if Rand fails to consummate a business combination by April 27, 2006 (or by October 27, 2006 under certain limited circumstances), each agreed to take all reasonable actions within his power to cause Rand to liquidate as soon as reasonably practicable;

            o each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his shares acquired prior to Rand's initial public offering;

            o each agreed to present to Rand for Rand's consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of Rand's consummation of a business combination, Rand's liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have;

            o each agreed that Rand could not consummate any business combination which involves a company which is affiliated with any of the initial stockholders unless Rand obtains an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to Rand's stockholders from a financial perspective;

            o each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to Rand prior to the consummation of Rand's business combination; and

            o each agreed that he and his affiliates will not be entitled to receive or accept a finder's fee or any other compensation in the event he or his affiliates originate a business combination.

      ProChannel Management LLC, an affiliate of Laurence S. Levy, Chairman of Rand's Board and Chief Executive Officer, has agreed that, through the acquisition of a target business, it will make available to Rand a small amount of office space and certain office and secretarial services, as Rand may require from time to time. Rand has agreed to pay ProChannel Management $7,500 per month for these services. ProChannel is not obligated to continue to provide such office space and services to us, and there can be no assurance as to whether, or for how long, ProChannel will continue to make such office space available.

      During 2004, Laurence S. Levy advanced $70,000 to Rand to cover expenses related to Rand's initial public offering. The loan was payable without interest on the earlier of June 10, 2005 or the consummation of Rand's initial public offering. This loan was repaid in November 2004.

      Rand will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Rand's behalf such as identifying and investigating possible target businesses and business combinations.

      Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Rand's officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Rand's initial stockholders or to any of their respective affiliates for services rendered to Rand prior to or with respect to the business combination.

      All ongoing and future transactions between Rand and any of its officers and directors or their respective affiliates, will be on terms believed by Rand to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Rand's Board who do not have an interest in the transaction.

      Financial Statements

      Rand's audited balance sheet dated December 31, 2004 and audited statements of operations, stockholders' equity and cash flows for the period beginning June 2, 2004 (inception) and ending December 31, 2004 have been previously reported in Rand's Form 10-KSB for its fiscal year ended December 31, 2004. Rand's audited balance sheet dated December 31, 2005 and audited statements of operations, stockholders' equity and cash flows for the twelve months then ended are attached as Exhibit 99.2 to this Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      On March 3, 2006, Lower Lakes, Lower Lakes Transportation and Grand River, as borrowers, entered into the Credit Agreement which provides for a new senior credit facility with a syndicate of lenders, including General Electric Capital Corporation, as agent and as a lender. The new senior credit facility provides for (i) a revolving credit facility under which Lower Lakes may borrow up to Cdn $2,300,000 and an additional seasonal facility of US $2,000,000, subject to limitations, (ii) a revolving credit facility under which Lower Lakes Transportation may borrow up to US $3,500,000 and an additional seasonal facility of US $2,000,000, subject to limitations, (iii) a Canadian dollar denominated term loan facility under which Lower Lakes may borrow Cdn $21,200,000, and (iv) a US dollar denominated term loan facility under which Grand River may borrow US $4,000,000. Borrowings under the new senior credit facility are required to be used to refinance the borrowers' existing senior credit facility, to finance working capital and for the acquisition of the stock of the borrowers and other general corporate purposes. The full amount of both term loans was extended to the borrowers on March 3, 2006. Rand is neither a party to the Credit Agreement nor a guarantor of any obligations under the Credit Agreement.

      Under the new senior credit facility, the revolving credit facility expires on March 3, 2011. The outstanding principal amount of the Canadian term loan borrowings will be repayable as follows: (i) an aggregate of Cdn $2,120,000 per annum shall be payable in four equal quarterly installments during the first year, (ii) an aggregate of Cdn $2,544,000 shall be payable in four equal quarterly installments in each of the next four years, and (iii) a final payment in the outstanding principal amount of the Canadian term loan shall be payable upon the Canadian term loan facility's maturity on March 3, 2011. The outstanding principal amount of the US term loan borrowings will be repayable as follows: (i) an aggregate of US $400,000 per annum shall be payable in four equal quarterly installments during the first year, (ii) an aggregate of US $480,000 per annum shall be payable in four equal quarterly installments in each of the next four years, and (iii) a final payment in the outstanding principal amount of the US term loan shall be payable upon the US term loan facility's maturity on March 3, 2011.

      Borrowings under the Canadian revolving credit facility and Canadian term loan will bear an interest rate per annum, at the borrowers' option, equal to
(i) the Canadian Prime Rate (as defined in the new senior credit facility), plus 2% per annum or (ii) the BA Rate (as defined in the new senior credit facility) plus 3% per annum. The US revolving credit facility and the US term loan will bear interest, at the borrowers' option equal to (i) LIBOR (as defined in the new senior credit facility) plus 3.00% per annum, or (ii) the US Base Rate(as defined in the new senior credit facility), plus 2% per annum.

      Obligations under the new senior credit facility are secured by a first priority lien and security interest on all of the borrowers' assets, tangible or intangible, real, personal or mixed, existing and newly acquired, and a pledge by Rand LL Holdings Corp of all of the outstanding capital stock of the borrowers. In addition, all obligations under the new senior credit facility will also be secured by a pledge, with limited exception, of all the outstanding capital stock of the borrowers' subsidiaries. The indebtedness of each borrower under the new credit facility is unconditionally guarantied by each other borrower and by Rand LL Holdings Corp. and such guaranty is secured by a lien on substantially all of the assets of each borrower and Rand LL Holdings Corp.

      Under the new senior credit facility, the borrowers will be required to make mandatory prepayments of principal on term loan borrowings (i) if the outstanding balance of the term loans plus the outstanding balance of the seasonal facilities exceeds the sum of 75% of the fair market value of the vessels owned by the borrowers, less the amount of outstanding liens against the vessels with priority over the Lenders' liens, in an amount equal to such excess, (ii) in the event of certain dispositions of assets and insurance proceeds (all subject to certain exceptions), in an amount equal to 100% of the net proceeds received by the borrowers therefrom, and (iii) in an amount equal to 100% of the net proceeds to a borrower from any issuance of a borrower's debt or equity securities.

      The new senior credit facility contains certain covenants, including those limiting borrowers' and their subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature or its business, engage in transactions with related parties, make certain investments or pay dividends. In addition, the new senior credit facility requires the borrowers to maintain certain financial ratios. Failure of the borrowers to comply with any of these covenants or financial ratios could result in the loans under the new senior credit facility being accelerated.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

      On March 3, 2006, pursuant to the terms of the Preferred Stock Purchase Agreement, dated September 2, 2005, by and among Rand and Knott Partners LP, Matterhorn Offshore Fund Ltd., Anno LP and Good Steward Fund Ltd., Bay II Resources Partners, Bay Resources Partners L.P., Bay Resources Partners Offshore Fund Ltd. and Thomas E. Claugus, Rand issued 300,000 shares of its newly-created series A convertible preferred stock for an aggregate purchase price of $15,000,000. The shares of series A convertible preferred stock issued under the Preferred Stock Purchase Agreement were not registered under the Securities Act of 1933, as amended, and bear restrictive legends that reflect this status. The securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Rand did not engage in any general solicitation or advertisement for the issuance of these securities. These securities were purchased by a total of eight investors, which are comprised of two groups of affiliated entities. The investors received copies of the documents related to Rand's acquisition of Lower Lakes and had access to additional related due diligence materials. In connection with this issuance, each of the investors represented that (i) it is an accredited investor as this term is defined in Regulation D under the Securities Act, (ii) the securities it is acquiring cannot be resold except pursuant to a effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities bear a restrictive legend to that effect and (iii) it intends to acquire the securities for investment only and not with a view to the resale thereof.

      The shares of series A convertible preferred stock: rank senior to Rand's common stock with respect to liquidation and dividends; are entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (subject to increases of 0.5% for each six month period in respect of which the dividend is not timely paid, up to a maximum of 12%, subject to reversion to 7.75% upon payment of all accrued and unpaid dividends); are convertible into shares of Rand common stock at any time at the option of the series A preferred stockholder based on a conversion price of $6.20 per share (subject to adjustment); are convertible into shares of Rand common stock (based on a conversion price of $6.20 per share, subject to adjustment) at the option of Rand if, after the third anniversary of the acquisition, the trading price of Rand's common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment); may be redeemed by Rand in connection with certain change of control or acquisition transactions; will vote on an as-converted basis with Rand's common stock; and have a separate vote over certain material transactions or changes involving Rand.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

      On March 3, 2006, Rand filed (i) an Amended and Restated Certificate of Incorporation (the "Restated Certificate") and (ii) a Certificate of Designations with respect to the series A convertible preferred stock discussed in Item 3.02, in each case with the Secretary of State of the State of Delaware. The material terms of the Restated Certificate and Certificate of Designations and the general effect upon the rights of holders of Rand's Common Stock have been previously reported in Rand's Schedule 14A. In addition, the Credit Agreement discussed in Items 1.01 and 2.03 also contains limitation on the payment of dividends by Lower Lakes which in turn could impact the ability of Rand to pay dividends to its shareholders.

      Copies of the Restated Certificate and Certificate of Designation are filed as Exhibits 3.02 and 3.03 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On March 3, 2006, Scott Bravener was elected to Rand's Board of Directors by the existing members of Rand's Board of Directors. Mr. Bravener is not expected to be on any committees of the Board of Directors. Additional information with respect to Mr. Bravener has been previously reported in Rand's
Schedule 14A.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

      On March 3, 2006, Rand filed the Restated Certificate and Certificate of Designations discussed in Item 3.03.

      On March 3, 2006, Rand's board of directors determined to change Rand's fiscal year to March 31 in order to coincide with the fiscal year of Lower Lakes, Lower Lakes Transportation and Grand River. The transition period relating to the change in fiscal year to March 31 will be filed on Form 10-QSB.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS.

      As described in Item 2.01, on March 3, 2006, Rand completed the acquisition of Lower Lakes. As a result of this transaction, Rand is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) The financial statements required to be filed pursuant to Instruction C.3 of Form 8-K and Item 310(c) of Regulation S-B have been previously reported in Rand's Schedule 14A, except for Lower Lakes' unaudited interim consolidated balance sheet dated December 31, 2005 and unaudited interim consolidated statements of operations and cash flows for the nine month period then ended, which are attached hereto as Exhibit 99.3.

(b) The unaudited pro forma condensed consolidated balance sheet dated December 31, 2005 and the unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2005 required to be filed pursuant to Instruction C.3 of Form 8-K and Item 310(d) of Regulation S-B are attached hereto as Exhibit 99.4.

(d) Exhibits

      3.1 Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 3, 2006.

      3.2 Certificate of Designations, filed with the Secretary of State of the State of Delaware on March 3, 2006.

      10.1 Credit Agreement, dated as of March 3, 2006, among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc, the other Credit Parties signatory thereto, General Electric Capital Corporation as a US Lender and as Agent for the Secured Parties and the other Lenders signatory thereto from time to time, and GE Canada Finance Holding Company, as a Canadian Lender and the other Lenders signatory thereto from time to time

      10.2 Employment Agreement, dated March 3, 2006, between Scott Bravener and Rand Logistics Inc.

      10.3 Employment Agreement, dated March 3, 2006, between James Siddall and Rand Logistics Inc.

      10.4       Rand Logistics Inc. Management Bonus Program, dated March 3,
                 2006.

      99.1       Risk Factors.

      99.2 Rand Logistics Inc. audited balance sheet dated December 31, 2005 and audited statements of operations, stockholders' equity and cash flows for the twelve months then ended.

      99.3 Lower Lakes unaudited interim consolidated statements of operations and cash flows for the nine month period then ended.


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

      99.4 Unaudited pro forma condensed consolidated balance sheet dated December 31, 2005 and the unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2005.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RAND ACQUISITION CORPORATION


Date: March 9, 2006                    By: /s/ Laurence S. Levy
                                           -------------------------------------
                                       Name:  Laurence S. Levy
                                       Title: Chairman of the Board and Chief
                                              Executive Officer,
                                              (Principal Executive and Financial
                                              and Accounting Officer)


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